EMPLOYMENT AGREEMENT

        AGREEMENT made as of the 10th day of October 2000 between Beryllium International Corporation. ("Company"), a Utah corporation having an office located at 8790 Blue Jay Lane, Salt Lake City, Utah, 84121, and Matthew P. Dwyer ("Employee:), residing at 2889 NW 91st Ave, Apt # 203, Coral Springs, FL 33067.

WHEREAS, Employee will be employed as CEO, President, and Director of Company.

        WHEREAS, Company and Employee, wish to enter into an Employment Agreement pursuant to which Employee will become CEO, President, and Director of Company.

        NOW, THEREFORE, in consideration of the respective agreements hereinafter set forth, the parties agree as follows:

1. 	Employment
    ----------

1.01	   Term. Company hereby employees Employee, and Employee hereby accepts employment with Company in the position and with the duties set forth, for a period commencing on October 10, 2000 and ending Dec. 31, 2005 subject, however, to earlier termination in accordance with the provisions of this Agreement and subject to the Company successfully acquiring the assets of WALLSTREET-REVIEW.NET, INC. and closing the Transaction [so as to have the financial means to perform the terms of this agreement]
                         /s/ RDM

2. 	Duties
    ------

2.01   	General. Employee shall act as CEO, President and Director of Company and shall perform such executive duties as may from time to time be assigned to him by Companies Board of Directors; consistent with the duties associated with those positions, including the authority to direct and manage the day-to-day operations and affairs of the Company, the authority to hire and discharge employees of the Company, to contact with third parties to the extent that such is consistent with the mission of the Company, raise and expend such funds as are consistent with the budget established by the board. Employee shall be subject to the supervision and direction of the board of directors.

2.02   	Performance. During the term of his employment, Employee shall devote at least 100% of his business time, best efforts and attention to the business, operations and affairs of Company and the performance of his duties hereunder.

2.03	   Employee's Representations. Employee represents and warrants to and agrees with Company that:

        (a) Neither the execution nor performance by Employee of this Agreement is prohibited by or constitutes or will constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Employee is or has been a party or by which he is bound.

        (b) Neither Employee nor any business or entity in which he has any interest or from which he receives any payments has, directly or indirectly, any interest of any kind in or is entitled to receive, and neither Employee nor any such business or entity shall accept, from any person, firm, corporation or other entity which competes with Company, any payments of any kind on account of any services performed by Employee during the term of his employment.


                                   1      /s/ RDM

         Exhibit 99.2


3.      Compensation and Related Matters.
        ---------------------------------

3.01   	Fixed Salary. As compensation for Employee's services, the Company shall pay Employee a salary (the "Fixed Salary") at the following rates in equal monthly (or more frequent) installments less appropriate payroll deductions as required by law:

        For the period of October 10, 2000 to December 31, 2000 -$10,000 per month

        For the period of January 1, 2001 to December 31, 2001 - $20,000 per month

        For the period of January 1, 2002 to December 31, 2002 - $25,000 per month

        For the period of January 1, 2003 to December 31, 2003 - $30,000 per month

        For the period of January 1, 2004 to December 31, 2004 - $35,000 per month

        For the period of January 1, 2005 to December 31, 2005 - $40,000 per month

        The Employee agrees to accept shares of Company's common stock equal to the number of dollars owed Employee pursuant to this Agreement. The Employee agrees to accept shares for dollars until the Company maintains an average cash balance of $500,000 or greater.

3.02 	  Additional Compensation
        -----------------------

        As compensation for Employee's services, the Company shall pay Employee a salary (the "Fixed Salary") at the following rates in equal monthly (or more frequent) installments less appropriate payroll deductions as are required by law plus stock options as listed:

                1.      200,000 options @$.01 upon signing of contract.
                2. 250,000 options @$1.00 once company reaches and maintains a closing price of $1.00 or higher for 10 consecutive trading days.
                3. 250,000 options @$3.00 once company has successfully obtained listing on the American Stock Exchange.

(a)  Cash Bonuses.   Company shall pay employee a cash bonus (the Cash
bonus) equal to 1.5% of the amount, if any, by which Company's Post-Tax Profits exceed $1 million dollars (as hereinafter defined) for each fiscal year, commencing with the fiscal year ending with December 31, 2000 through and including the fiscal year ending December 31, 2005. For purposes of this Agreement, the term "Post-Tax Profits" shall mean Company's Income after Income Taxes and Extraordinary Item(s) set forth in Company's Consolidated Statement of Operations included in Company's Annual Report on Form 1O-K. In the event of termination of employment, Employee's right to receive Cash Bonuses shall terminate as of the effective date of such termination, provided, however, Employee shall receive a Cash Bonus, if earned but unpaid, for the last fiscal year ending prior to the effective date of such termination.

(b) The Company shall pay Employee such other cash and stock bonuses as are determined by the Board of Directors.

3.03 Expenses. Company shall pay or reimburse Employee for all reasonable travel hotel, entertainment and other business expenses incurred in the performance of Employee's duties upon submission of appropriate



                                   2      /s/ RDM

         Exhibit 99.2


        vouchers and other supporting data including a vehicle allowance not to exceed $1000 per month beginning January 1, 2001 for the life of this Agreement.

3.04	   Benefits.  Employee shall be entitled to (i) receive such benefits as are typically provided to executives holding his position in public corporations of similar size; (ii) participate in all general pension, profit-sharing, life, medical, disability and other insurance and employee benefit plans and programs at any time in effect for executive employees of company, provided, however, that nothing herein shall obligate Company to establish or maintain any employee benefit plan or program, whether of the type referred to in this clause (ii) or otherwise.


4.     	Termination for cause: Disability, Death
        ----------------------

4.01 For Cause. Company shall have the right to terminate the employment of Employee hereunder at any time for Cause (as hereinafter defined). For purposes of this Agreement "Cause" shall mean and include the occurrence of any of the following acts or events by or relating to
        Employee: (1) any material misrepresentation by Employee in this agreement; (2) any material breach of any obligations of Employee under this Agreement which remains uncured for more than thirty (30) days after written notice thereof by the Board of Directors to Employee:
        (3) habitual insobriety or illegal use of drugs by Employee while performing his duties hereunder, or (4) any gross negligence of intentional misconduct with respect to the performance of the Agreement, or (5) theft or embezzlement, from the Company, willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company; provided, however, if during the term of this Agreement, there shall occur a Change of Control (as hereinafter defined). The Company may not terminate the employment of employee for Cause if Employee's conduct subsequent to such Change of Control is consistent with his conduct prior to such Change of Control or for any act or omission which was known to Company and which occurred prior to such Change of Control, and the term "cause" shall be deemed amended so as to delete therefrom the occurrence of the acts or events by or relation to Employee set forth above. In the event of termination for cause, Employee's fixed salary shall terminate as of the effective date of termination of employment.

4.02	   Voluntary Termination by Employee may occur when the Employee ends his employment with the Company by reason of his death or disability as otherwise described in this Agreement.
        ----------------------------------------------------------------------

4.03	   Without Cause.  Company may not terminate the employment of Employee except for Cause.

4.04 	  Disability. If Employee, by reason of illness mental or physical incapacity or other disability, is unable to perform his regular duties hereunder (as may be determined by the Board of Directors), Company shall continue to pay employee's salary at fifty percent of the balance of the term of this Agreement, provided, however, in the event Employee recovers from any such illness, mental or physical incapacity or other disability (as may be determined an independent physician to which Employee shall make himself available for examination at the reasonable request of the Board of Directors), Employee shall immediately resume his regular duties hereunder at full pay. Any payments to Employee under any disability insurance or plan maintained by Company shall be applied against and shall reduce the amount of the salary payable by Company under this agreement. Any determination by the Board with respect to Employee's disability must be based on a determination of competent medical authority or authorities, a copy of which determination must be delivered to the Employee at the time it is delivered to the Board. In the event the Employee disagrees with the determination described in the previous sentence, Employee will have the right to submit to the Board a determination by a competent medical authority or authorities of Employee's own choosing to the effect that the aforesaid determination is incorrect and that Employee is capable



                                   3      /s/ RDM

         Exhibit 99.2


        of performing Employee's duties under this Agreement. If upon receipt of such determination, the Board wishes to continue to seek arbitration of this issue, it may do so in accordance with the provisions of the American Arbitration Association.

4.05 Death. In the event of Employee's death, Company shall continue to pay Employee's Fixed Salary for the balance of the term of this Agreement, provided, however, that, if Company is the beneficiary of life insurance on Employee's life, it shall use the proceeds of such insurance promptly upon receipt thereof to prepay (in inverse order of maturity), the Fixed Salary remaining it be paid discounted to present value using an assumed interest rate of 8% per annum. Company shall have the right (but not the obligation) to obtain a life insurance policy on Employee's life. The proceeds of any such life insurance policy shall be payable to Company. Employee shall cooperate with Company and use his best efforts in all respects in regard to obtaining a life insurance policy, including, without limitation, undergoing a physical examination upon reasonable request.

4.06 Change of Control. If during the term of this Agreement, there shall occur a Change of Control, Employee may terminate his employment hereunder for Good Reason (as hereinafter defined) at any time during the term of this Agreement in which case he shall be entitled to receive a payment equal to 2.99 times Employee's average annual compensation paid by Company (including bonuses, if any) during the three years preceding the date of termination (the Service Payment), provided, however, that such Severance Payment shall be reduced if and only to the extent necessary to avoid the imposition of an exercise tax on such Severance Payment under Section 4999 of the Internal Revenue Code of 1986, as amended. The Severance Payment shall be payable to Employee on the date of termination as follows:

        For purposes of this Agreement, a ("Change of Control") shall be deemed to have occurred on the first day on which a Change of Control, as defined in the Securities Exchange Act of 1934 shall have occurred.
        For the purposes of this Agreement, ("Good Reason") shall mean any of the following (without Employee's express prior written consent):

        (a) The assignment to Employee by Company of duties inconsistent with Employee's then positions, duties, responsibilities, titles, or offices of any reduction in his duties or responsibilities or any removal of Employee from or any failure to re-elect Employee to any such positions, except in connection with the termination of Employee's employment for Cause, or disability (as described in Section 4.03 herein) or as a result of Employee's death or by termination of employment by Employee other than for Good Reason;

        (b) A relocation of company's principal executive offices to a location outside of the South Florida or Broward County or Company's requiring Employee to be based anywhere other than the location at which Employee on the date hereof performs Employee's duties, except for required travel on Company's business to an extent substantially consistent with Employee's business travel obligations on the date hereof or any adverse change in the office assignment or secretarial and other support accorded to Employee on the date hereof;

        (c) A failure by company to continue in effect any benefit or compensation plan (including any pension, profit-sharing, bonus, life, medical, disability and other insurance and employee benefit plans and programs) in which Employee with substantially similar benefits or the taking of any actions by Company which would adversely affect Employee's participation in or reduce Employee's benefits under any such plans;

        (d) The taking of any action by Company, which would deprive Employee of any material fringe benefit, enjoyed by Employee on the date hereof;


                                   4      /s/ RDM

         Exhibit 99.2


        (e) The failure by Company to obtain the specific assumption of this Agreement by any successor or assignee of Company or any person acquiring substantially all of Company's assets.

5.      Confidential Information: Non-Competition
        -----------------------------------------

5.01   	Confidential Information.  Employee shall not, at any time during or following termination or expiration of the term of this Agreement, directly or indirectly, disclose, publish or appropriate, use or cause permit or induce any person to appropriate or use, any proprietary secret or confidential information of Company not in the public domain including, without limitation, knowledge or information relating to its trade secrets, business methods, the names or requirements of its customers all of which Employee agrees are and will be of great value to Company and shall at all times be kept confidential. Upon termination or expiration of this Agreement, Employee shall promptly deliver or return to Company all materials of a proprietary, secret or confidential nature relating to Company together with any other property of Company which may have theretofore been delivered to or may then be in possession of Employee.

5.02	   Non-Competition During the term of this Agreement, Employee shall not, within North America without the prior written consent of Company in each instance, directly or indirectly, in any manner or capacity, whether for himself or any other person and whether as proprietor, principal owner shareholder, partner, investor, director, officer, employee representative, distributor, consultant, independent contractor or otherwise engage or have any interest in any entity which competes in any business or activity then conducted or engaged in by Company, provided, however, that the foregoing shall not be deemed to prohibit Employee from engaging in the practice of financial consulting, or on any other business permitted under this Agreement. Notwithstanding the foregoing, however Employee may at any time own in the aggregate as a passive but not active investment for more than 20% of the stock or other equity interest of any publicly traded entity which engages in a business in direct competition with the Company.
        After the termination of the Employee's employment, Employee will not, directly or indirectly, use such Confidential Information to compete with the business of the Company, as the business of the Company may then be constituted, within any state or province. Such non-competition shall continue for no less than two year from the date of termination. Further, Employee shall not induce or attempt to induce any employee of the Company to discontinue his or her employment with the Company for the purpose of becoming employed by any competitor of the Company, nor will Employee initiate discussions, negotiations or contacts with persons known to be clients or prospective clients of the Company at the time of the termination.

5.03   	Assignment of Intellectual Property.  All processes, concepts, data bases, software developments, hardware developments, clients lists, brokers' list, trade secrets, inventions, patents, copyrights, trademarks, service marks, and other intangible rights (collectively "Intellectual Property") that may be conceived or developed by Employee, either alone or with others, during the term of this Agreement, shall be the property of the Company.


5.04	   Reasonableness. Employee agrees that each of the provisions of this section 5 is reasonable and necessary for the protection of Company; that each such provision is and is intended to be divisible; that if any such provision (including any sentence, clause or part) shall be contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more period of time, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other remaining parts; and that any invalid or unenforceable provision shall be deemed without further action on the part of the parties hereto, modified, amended and limited to the extent necessary


                                   5      /s/ RDM

         Exhibit 99.2


        to render the same valid and enforceable in such jurisdiction. Employee further recognizes and agrees that any violation of any of his agreements in this Section 5 would cause such damage or injury to company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, Company shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which Company may possess.

5.05	   Vacation.  Employee will be entitled to two weeks paid vacation during the first twelve months of this Agreement and one additional week per year for the next two years for a maximum of 4 weeks for the term of this Agreement.

5.06	   Expenses.  The Company will reimburse Employee for Employee's reasonable out-of-pocket expenses incurred in connection with the Company's business, including travel expense, food, and lodging while away from home, subject to such policies as the Company may from time-to-time reasonably establish for its employees.

5.07	   Survival. The provisions if this section 5 shall survive the expiration or termination of this Agreement for any reason.

5.08	   Wavier.  The waiver of any breach of any provisions of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

6.     	Miscellaneous.
        --------------

6.01 	  Notices All notices under this Agreement shall be in writing and shall be deemed to have been dully given if personally delivered against receipt or if mailed by first class registered or certified mail;
        return receipt requested, addressed to Company and to Employee at their respective addresses set forth in the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the third day after the date or mailing if mailed.

6.02 	  Parties in Interest This Agreement shall be binding upon and insure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Employee under this Agreement may not be assigned or delegated.

6.03   	Governing Law Severabilitv. This Agreement shall be governed by and construed and enforced in accordance with the laws and decisions of the State of Florida applicable to contracts made and to be performed therein without giving effect to the principals of conflict of laws.
        In addition to the provisions of 5.03 above, the invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.

6.04   	Entire Agreements: Modification; Interpretation. This Agreement
        contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provisions, or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision breach or default. All pronouns and


                                   6      /s/ RDM

         Exhibit 99.2


        words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

6.05   	Indemnification. Employee shall indemnify and hold Company free and harmless from and against and shall reimburse it for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of his representations, warranties and agreements in this Agreement. Company shall indemnify and hold Employee free and harmless from and against and shall reimburse him for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of its representations, warranties and agreements in this Agreement.

6.06 Survival of Obligations. The parties shall be obligated to perform the terms of this Agreement after the Employee has terminated with the Company

6.07	   Enforcement.  If any portion of this Agreement is determined to be invalid or unenforceable, that portion of this Agreement will be adjusted, rather than voided, to achieve the intent of the parties. In the event that either party requires the use of an attorney to enforce the terms of this Agreement then the prevailing party shall be entitled to recover a reasonable attorney's fee and costs.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                               /s/Matthew P. Dwyer
                                             ________________________________
                                             By: Matthew P. Dwyer


                                               /s/Richard D. Moody
                                             ________________________________
                                             Beryllium International, Inc.
                                             By: Richard Moody, President






                                   7      /s/ RDM

         Exhibit 99.2